Exhibit 2.s.16

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 497

Registration Statement No.

PROSPECTUS SUPPLEMENT

(To Prospectus dated            , 201    )

Warrants for Series [            ] Preferred Stock

We are offering for sale            warrants to purchase            shares of Series [            ] Preferred Stock of the Company, which we refer to as Preferred Warrants, at an exercise price equal to $        per whole share. No fractional Preferred Warrants will be issued. Our common stock is traded on The NASDAQ Global Select Market under the symbol “GAIN.” The last reported sale price for our common stock on            ,    was $        per share. The net asset value per share of our common stock at the close of business on            , 201    was $        per share. Our preferred stock is traded on [            ] under the symbol [            ]. The last reported sale of our preferred stock on            , 201    was $        per share.

Currently, no public market exists for the Preferred Warrants offered by this prospectus supplement. It is anticipated that the Preferred Warrants will be quoted on            promptly after the date of this prospectus supplement.

	Per Warrant	Total (1)
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)	The aggregate expenses of the offering are estimated to be $ .

The Underwriters are expected to deliver the Preferred Warrants in book-entry form through the Depositary Trust Company on or about            ,        .

You should read this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Preferred Warrants and you should retain them for future reference. Additional information about us, including our annual, quarterly and current reports, has been filed with the Securities and Exchange Commission. This information is available free of charge on our corporate website at http://www.gladstoneinvestment.com.

An investment in our Preferred Warrants involves certain risks, including, among other things, risks relating to investments in securities of small, private and developing businesses. We describe some of these risks in the section entitled “Risk Factors,” which begins on page WP-6 of this prospectus supplement and page 9 of the accompanying prospectus. Shares of closed-end investment companies frequently trade at a discount to their net asset value and this may increase the risk of loss of purchasers of our Preferred Warrants. You should carefully consider these risks together with all of the other information contained in this prospectus supplement and the accompanying prospectus before making a decision to purchase our Preferred Warrants.

The Preferred Warrants being offered have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained in this prospectus supplement or the accompanying prospectus as if we had authorized it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and any accompanying prospectus is accurate as of the dates on their respective covers only. Our business, financial condition, results of operations and prospects may have changed since such dates.

TABLE OF CONTENTS

Prospectus Supplement

Page
Terms of the Warrants	WP-3
Terms of the Series [ ] Preferred Stock	WP-3
Risk Factors	WP-4
Use of Proceeds	WP-4
Capitalization	WP-4
Description of the Warrants	WP-4
Taxation	WP-4
Underwriting	WP-4
Legal Matters	WP-4

Prospectus

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future performance or financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) further adverse changes in the economy and the capital markets; (2) risks associated with negotiation and consummation of pending and future transactions; (3) the loss of one or more of our executive officers, in particular David Gladstone, Terry Lee Brubaker or David Dullum; (4) changes in our business strategy; (5) availability, terms and deployment of capital; (6) changes in our industry, interest rates, exchange rates or the general economy; (7) the degree and nature of our competition; and (8) those factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. The forward-looking statements contained in this prospectus supplement or the accompanying prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

TERMS OF THE WARRANTS

Exercise Price	Each Preferred Warrant will be exercisable at an exercise price of $ per whole share of Series [ ] Preferred Stock of the Company.

Exercise Period	The Preferred Warrants will be exercisable until the date that is years from the original date of issuance, or the Exercise Period. The rights represented by the warrant may be exercised in whole or in part at any time during the Exercise Period.

[Stock Exchange Listing]	[To be provided.]

[Non-Call Period	The Preferred Warrants may not be called for redemption at the option of the Company prior to .]

No Stockholder Rights	The Preferred Warrants do not entitle the holder to any voting rights or other rights as a stockholder of the Company.

TERMS OF THE SERIES [            ] PREFERRED STOCK

Dividend Rate	The dividend rate will be %.

Dividend Payment Rate	[Dividends will be paid when, as and if declared on , , , and , commencing .] The payment date for the initial dividend period will be .]

Regular Dividend Period	Regular dividend periods will be days.

Liquidation Preference	$ per share

Non-Call Period	The shares may not be called for redemption at the option of the Company prior to .

Stock Exchange Listing

RISK FACTORS

[To be provided.]

USE OF PROCEEDS

[To be provided.]

CAPITALIZATION

[To be provided.]

DESCRIPTION OF THE WARRANTS

[To be provided.]

TAXATION

[To be provided.]

UNDERWRITING

[To be provided.]

LEGAL MATTERS

The legality of securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. [Certain legal matters will be passed upon for the underwriters by             .]

Gladstone Investment Corporation

Warrants for Series [            ] Preferred Stock

PROSPECTUS SUPPLEMENT

            , 201